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                                                                   EXHIBIT 10.60
                              AMENDED AND RESTATED
                          FIRST SUPPLEMENTAL INDENTURE

         THIS AMENDED AND RESTATED FIRST SUPPLEMENTAL INDENTURE, dated as of February 28, 1999 (the "Amended and Restated First Supplemental Indenture") by and among Startec Global Communications Corporation, a Delaware corporation ("Startec"), and First Union National Bank, as Trustee under the Indenture (as defined below) (the "Trustee").

         WHEREAS, Startec and the Trustee are parties to an Indenture dated as of May 21, 1998, as amended by the First Supplemental Indenture dated February 28, 1999 and the Second Supplemental Indenture dated August 20, 1999 (the "Indenture"), pursuant to which Startec issued its 12% Senior Notes due 2008 and 12% Series A Senior Notes due 2008 (collectively the "Notes"); and

         WHEREAS, pursuant to that First Supplemental Indenture, Startec, as the successor by merger to Startec Global Communications Corporation, a Maryland corporation ("Startec Maryland") pursuant to the Reorganization (as defined in the Indenture), expressly agreed to assume all of the obligations of Startec Maryland with respect to all the Notes and under the Indenture under the provisions of Sections 801 and 903 of the Indenture; and

         WHEREAS, in connection with completing the Reorganization, Startec completed the transfer of substantially all of its operating assets to lower-tiered subsidiaries; and

         WHEREAS, Section 901 of the Indenture provides, generally, that, without the consent of the Holders (as defined in the Indenture), Startec, when authorized by a Board Resolution (as defined in the Indenture), and the Trustee may enter into one or more indenture supplements to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture; provided that such action shall not adversely affect the interests of the Holders in any material respect; and

         WHEREAS, certain matters or questions have arisen under Article Eight of the Indenture regarding the Reorganization; and

         WHEREAS, Startec's Board of Directors has adopted a Board Resolution authorizing an indenture supplement to amend and restate the First Supplemental Indenture in order to resolve the matters or questions that have arisen under Article Eight of the Indenture regarding the Reorganization and ratify and confirm Startec's assumption of the obligations of Startec Maryland with respect to all the Notes and under the Indenture; and

         WHEREAS, this Amended and Restated First Supplemental Indenture is intended by the parties to amend and restate the First Supplemental Indenture in its entirety and is intended to be effective as of February 28, 1999.

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         NOW, THEREFORE, THIS AMENDED AND RESTATED FIRST SUPPLEMENTAL
 INDENTURE WITNESSETH:

         The parties hereto mutually agree as follows:

         Section 1. ASSUMPTION OF OBLIGATIONS. Upon the effective date of the Merger, Startec hereby expressly agrees to assume all of the obligations of Startec Maryland with respect to all the Notes and under the Indenture.

         Section 2. RATIFICATION OF INDENTURE. The Indenture, as supplemented hereby, is in all respects ratified and confirmed and the Indenture as so supplemented shall be read, taken and construed as one instrument. This supplement is intended by the parties to, and does hereby, amend and restate the First Supplemental Indenture in its entirety, effective as of February 28, 1999.

         Section 3. COUNTERPARTS. This Amended and Restated First Supplemental Indenture may be executed in several counterparts, each of which shall be regarded as an original and all of which together shall constitute one instrument.

         Section 4. OTHER PROVISIONS. The Indenture is hereby amended as follows
(a) the last clause of Article Eight, Section 801 is amended to read: "PROVIDED FURTHER that clauses (1), (3), (4) and (5) above shall not apply to the Reorganization (except that Subsidiary Holdings shall be required to expressly assume, by an indenture supplemental hereto, all of the obligations of the Company with respect to all the Notes and under this Indenture)," and (b) Article Eight, Section 802 is amended to add the following clause at the end of the section: "PROVIDED, HOWEVER, that this Section shall not apply to the Reorganization (except that Subsidiary Holdings shall be required to expressly assume, by an indenture supplemental hereto, all of the obligations of the Company with respect to all the Notes and under this Indenture)."

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated First Supplemental Indenture to be duly executed as of the 26th day of June, 2000.

STARTEC:                                            TRUSTEE:

Startec Global Communications Corporation           First Union National Bank

By:   /s/ RAM MUKUNDA                               By:  /s/ PATRICIA A. WELLING
   -------------------------                           -------------------------
Name:  Ram Mukunda                                  Name:  Patricia A. Welling
Title:  President and Chief Executive Officer       Title:  Vice President
Date:  June 26, 2000                                Date:  June 26, 2000